Exhibit 4.2
NETAPP, INC.
1.75% Convertible Senior Notes due 2013
Registration Rights Agreement
June 10, 2008
Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated
     As representatives of the several Purchasers
     Named in Schedule I to the Purchase Agreement,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
     and
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
          NetApp, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) its 1.75% Convertible Senior Notes due 2013 (the “Securities”). As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company agrees with the Purchasers for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:
          1. Definitions.
          (a) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following meanings:
          “Additional Interest” has the meaning assigned thereto in Section 6(a) hereof.
          “Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.
          “Closing Date” means the Closing Date as defined in the Purchase Agreement.
          “Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          “Common Stock” means the Company’s common stock, par value $0.001 per share.
          “Company” has the meaning assigned thereto in the introductory paragraph hereof.
          “DTC” means The Depository Trust Company.
          “Effective Failure” has the meaning assigned thereto in Section 6(b) hereof.
          “Effectiveness Period” has the meaning assigned thereto in Section 2(a)(ii) hereof.
          “Effective Time” means the time at which the Commission declares the Shelf Registration Statement required by Section 2(a)(i) effective or at which the Shelf Registration Statement otherwise becomes effective.
          “Electing Holder” has the meaning assigned thereto in Section 3(a)(iii) hereof.
          “End Date” has the meaning assigned thereto in Section 2(a)(i) hereof.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
          “FINRA Rules” means the Rules of the Financial Industry Regulatory Authority, Inc., as amended from time to time.
          “Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).
          “Indenture” means the Indenture, dated as of June 10, 2008, between the Company and U.S. Bank National Association, as amended and supplemented from time to time in accordance with its terms.
          “No Obligation Period” means any period during which the Registrable Securities are eligible to be sold by Persons that are not Affiliates of the Company pursuant to Rule 144 under the Securities Act without any volume or manner of sale restrictions.
          “Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.
          “Option Closing Date” means the last Additional Closing Date as defined in the Purchase Agreement.
          The term “person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
          “Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B or 430C under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.
          “Purchase Agreement” means the purchase agreement, dated as of June 4, 2008, among the Purchasers and the Company relating to the Securities.
          “Purchasers” means the Purchasers named in Schedule I to the Purchase Agreement.

          “Registrable Securities” means all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security for such period as it is no longer a Restricted Security pursuant to clause (i) or (ii) of the definition of Restricted Security (or pursuant to clause (iii) of such definition after the day that is one year following the later of the Closing Date and the Option Closing Date).
          “Registration Default Date” has the meaning assigned thereto in Section 6(a) hereof.
          “Restricted Security” means any Security or share of Common Stock issuable upon conversion of such Securities except any such Security or share of Common Stock that (i) ceases to be outstanding, (ii) has been effectively registered under the Securities Act and sold or otherwise transferred in a manner contemplated by the Shelf Registration Statement or (iii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable by a person who is not an affiliate of the Company pursuant to Rule 144 (or any successor provision thereto) without any volume or manner of sale restrictions thereunder.
          “Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.
          “Securities” has the meaning assigned hereto in the introductory paragraph hereof.
          “Securities Act” means the United States Securities Act of 1933, as amended.
          “Shelf Registration” means a registration effected pursuant to Section 2 hereof.
          “Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the requirements of Section 2(a)(i) of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
          “Suspension Period” has the meaning assigned thereto in Section 2(b).
          “Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.
          The term “underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.
          (b) Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, Common Stock shall be treated as representing the principal amount of Securities that was surrendered for conversion in order to receive such number of shares of Common Stock.
          2. Shelf Registration.
          (a) The Company shall use its reasonable efforts:
          (i) to cause the Shelf Registration Statement to be declared effective under the Securities Act no later than the 181st calendar day following the later of the Closing Date and the Additional Closing Date;
          (ii) to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the date (the “End

Date”) that is the earliest of the date (x) that is one year following the later of the Closing Date and the Option Closing Date and (y) as of which all there are no longer any Registrable Securities (such period being referred to herein as the “Effectiveness Period”);
          (iii) after the Effective Time, within 10 Business Days after receipt of the completed Notice and Questionnaire from any Holder that is not then an Electing Holder, the Company shall file such amendments to the Shelf Registration Statement or supplements to the related Prospectus as are reasonably necessary to permit the Holder to deliver the Prospectus to purchasers of Registrable Securities (subject to the Company’s right to suspend the use of the Prospectus as set forth in Section 2(b)); provided, however, that the Company shall not be required to make more than one such filing in any calendar quarter in the form of a post-effective amendment to the Shelf Registration Statement; and provided, further, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof; and
          (iv) if at any time during the Effectiveness Period the Securities are convertible into securities other than Common Stock, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Securities may then be convertible into such securities;
provided, however, that notwithstanding any other provision of this Agreement, the Company’s obligation to have declared effective or maintain the effectiveness of the Shelf Registration Statement required above shall be suspended during any No Obligation Period.
The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if, during any period that is not a No Obligation Period, the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of Section 3(j) below or (B) permitted pursuant to Section 2(b) below.
          (b) The Company may suspend the use of the Prospectus for a period not to exceed 60 days in any six-month period (a “Suspension Period”) if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.
          (c) The Company agrees that the Company will:
          (i) Cooperate with Holders of Securities to facilitate the delivery of Securities to be sold pursuant to Rule 144(b)(1)(i) free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing as promptly as practicable but in any event within three Business Days of receipt of a written request and in any event, on the day that is one year following the later of the Closing Date and the Option Closing Date, facilitate the removal of any restrictive legends (if any) and cause the Securities to be represented by a CUSIP that represents that a person who is not an Affiliate of the Company pursuant to Rule 144 (or any successor provision thereto) can resell such Securities without any volume or manner of sale restrictions thereunder; and
          (ii) Represent and agree with the Holders that the Company and its Affiliates have not since the Closing Date resold any Securities that have been acquired or reacquired by any of them except pursuant to an effective registration statement under the Securities Act and will not resell any Securities acquired by them except pursuant to an effective Registration Statement under the Securities Act until such time as none of the Securities are Registrable Securities.

          3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply during any period that is not a No Obligation Period:
          (a) (i) Not less than 30 calendar days prior to the anticipated Effective Time of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company;
          (ii) After the Effective Time of the Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company, in which case the Company’s obligations shall be as set forth in Section 2(a)(iii) above; and
          (iii) The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.
          (b) If requested by an Electing Holder, the Company shall furnish to such Electing Holder, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to such Holder, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its reasonable efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as the Holders and their respective counsel reasonably may propose.
          (c) The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to take such action in respect of the Shelf Registration Statement or any amendment thereto or of the Prospectus or any amendment or supplement to the Prospectus during any Suspension Period.
          (d) The Company shall promptly advise each Electing Holder (which advice may be effected by posting the required information on the systems of DTC), and shall confirm such advice in writing if so requested by any such Electing Holder:
          (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;
          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;
          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
          (v) of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made).
          (e) The Company shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement or, if any such order of suspension is made effective during or results in any Suspension Period, promptly following the end of such Suspension Period.
          (f) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.
          (g) The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during the periods specified in Section 2(b) above or during the continuance of any event or the existence of any state of facts described in Section 3(d)(iii), (iv) or (v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.
          (h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall use its reasonable efforts to (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process or become subject to taxation in any jurisdiction where it is not as of the date hereof so subject.
          (i) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.
          (j) Upon the occurrence of any event or the existence of any state of facts contemplated by Section 3(d)(v) above, the Company shall prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to take such action in respect of the Shelf Registration Statement or any amendment thereto or of the Prospectus or any amendment or supplement to the Prospectus during any Suspension Period. If the Company notifies the Electing Holders of the occurrence of any event or the existence of any state of facts contemplated by Section 2(b) or Section 3(d)(v) above, the Electing Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.
          (k) Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities that are debt securities.
          (l) To the extent that the Company files a Shelf Registration Statement, the Company shall use its reasonable efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
          (m) At or prior to any Effective Time of the Shelf Registration Statement, the Company shall cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture, and shall use all reasonable efforts to cause such new trustee to take all action necessary to be qualified under the Trust Indenture Act, as required.
          (n) The Company shall enter into such customary agreements and take all other appropriate action reasonably acceptable to it in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.
          (o) The Company shall:
          (i)(A) make reasonably available for inspection by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Electing Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Electing Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and other parties.
          (p) The Company will use its reasonable efforts to cause the Common Stock issuable upon conversion of the Securities to be listed on the Nasdaq Global Select Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.
          (q) Notwithstanding the foregoing, in the event the Company elects not to file the Shelf Registration Statement and is instead paying Additional Interest in accordance with Section 6 of this Agreement, the Company shall not be required to comply with any of subsections (a) through (p) of this Section 3.
          4. Registration Expenses. Except as otherwise provided in Section 3, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Electing Holders for the reasonable fees and disbursements of a single counsel selected by a plurality of all Electing Holders who own an aggregate of not less than 25% of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefore in connection therewith. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
          5. Indemnification and Contribution.
          (a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

          (b) Indemnification by the Electing Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in such Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company and such other persons for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; however, the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.
          (e) Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.
          (f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.
          6. Additional Interest.
          (a) Subject to the proviso contained in Section 2(a), if on or prior to the 181st day following the Closing Date, a Shelf Registration Statement is not declared effective by the Commission, the Company shall be required to pay additional interest (“Additional Interest”), from and including the day following the date on which the Company was required to have declared effective a Shelf Registration Statement (the “Registration Default Date”) until a Shelf Registration Statement is declared effective, at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the outstanding principal amount of the Securities, to and including the 90th day following such Registration Default Date and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default Date until the earlier of (1) the time such Shelf Registration Statement is declared effective, (2) the expiration of the Effectiveness Period or (3) the commencement of a No Obligation Period.
          (b) In the event that (i) the Shelf Registration Statement ceases to be effective when it is required to be so effective, (ii) the Company suspends the use of the Prospectus pursuant to Section 2(b) or 3(j) hereof, (iii) the Holders are not authorized to use the Prospectus pursuant to Section 3(g) hereof, (iv) the Holders are otherwise prevented or restricted by the Company from effecting sales pursuant to the Shelf Registration Statement in violation of this Agreement or (v) the Company shall fail to comply with its obligations under Section 2(c) (any such event being referred to as a “Effective Failure”) for more than an aggregate of 60 days, whether or not consecutive, in any six-month period, then the Company shall pay the Additional Interest at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the outstanding principal amount of the Securities, to and including the 90th day following such Effective Failure and one-half of one percent (0.50%) thereof from and after the 91st day following such Effective Failure until the earlier of (1) the time the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement, (2) the expiration of the Effectiveness Period or (3) the commencement of a No Obligation Period.

          (c) Any amounts to be paid as the Additional Interest pursuant to paragraphs (a) or (b) of this Section 6 shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following such Registration Default Date or the date of such Effective Failure, as applicable. Such Additional Interest will accrue in respect of the Securities at the rates set forth in paragraphs (a) or (b) of this Section 6, as applicable, on the outstanding principal amount of the Securities.
          (d) No Additional Interest shall be payable in respect of Common Stock issued upon conversion of the Securities.
          (e) In no event shall the Company be required to pay Additional Interest in excess of 0.25% during and including the first 90 days following an Effective Failure and in excess of one-half of one percent (0.50%) from and after the 91st day following such Effective Failure as set forth above, regardless of whether there have occurred one or multiple Registration Default Dates or Effective Failures.
          7. Miscellaneous.
          (a) Other Registration Rights. The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement.
          (b) Sole Remedy; Specific Performance. Except as provided in Section 5, the payment of Additional Interest as set forth in Section 6 shall be the exclusive remedy available to the Holders of Registrable Securities for any failure by the Company to perform any of its obligations hereunder, and the parties agree that neither the Purchasers nor any of the Holders shall be entitled to compel specific performance of any obligation or term of this Agreement.
          (c) Amendments and Waivers. This Agreement, including this Section 7(c), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate principal amount of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 7(c), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.
          (d) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture; provided, that the Company may deliver notices and other communications provided for or permitted hereunder to any Electing Holder to its address as set forth in its Notice and Questionnaire.
          (e) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.
          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
          (j) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.
          (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities under Sections 4 and 5 hereof, and the obligations to make payments of and provide for Additional Interest under Section 6 hereof to the extent such Additional Interest accrues prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours, NetApp, Inc.
By:	/s/ Steven J. Gomo
	Name:	Steven J. Gomo
	Title:	Executive Vice President, Finance and Chief Financial Officer

Accepted as of the date hereof
on behalf of each of the Purchasers:
Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
Morgan Stanley & Co. Incorporated

By:	/s/ Kamal Ahmed
Name: Kamal Ahmed
Title: Managing Director
[Signature Page to the Registration Rights Agreement]

Appendix A
NetApp, Inc.
Instruction to DTC Participants
[(Date of Mailing)]
URGENT — IMMEDIATE ATTENTION REQUESTED
               The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in NetApp, Inc. (the “Company”) 1.75% Convertible Senior Notes 2013 (the “Securities”) are held.
               The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.
               It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact
NetApp, Inc.
495 East Java Drive
Sunnyvale, California 94089
Attention: General Counsel

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NetApp, Inc.
Form of Notice of Registration Statement
and
Selling Securityholder Questionnaire
     NetApp, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 1.75% Convertible Senior Notes due 2013 (the “Securities”), and the shares of common stock, par value $0.001 per share (the “Common Stock”) issuable upon conversion, in accordance with the Registration Rights Agreement, dated as of June 10, 2008 (the “Registration Rights Agreement”), among the Company and the purchasers named therein. A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     In order to have Registrable Securities included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company at the address set forth herein for receipt. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.
     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.
     The term “Registrable Securities’’ is defined in the Registration Rights Agreement to mean all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security for such period as it is no longer a Restricted Security pursuant to clause (i) or (ii) of the definition of Restricted Security (or pursuant to clause (iii) of such definition after the day that is one year following the later of the closing date for the original issuance and any closing date for the purchase by the Initial Purchasers of additional Securities.
     The term “Restricted Security’’ is defined in the Registration Rights Agreement to mean any Security or share of Common Stock issuable upon conversion of such Securities except any such Security or share of Common Stock that (i) ceases to be outstanding, (ii) has been effectively registered under the Securities Act and sold or otherwise transferred in a manner contemplated by the Shelf Registration Statement or (iii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable by a person who is not an affiliate of the Company pursuant to Rule 144 (or any successor provision thereto) without any volume or manner of sale restrictions thereunder.

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ELECTION
     The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 5 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.
     Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the Trustee the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.
     The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is true, accurate and complete:
QUESTIONNAIRE

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

(2)	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

(3)	Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Securities or shares of Common Stock issued upon conversion, repurchase or redemption of any Securities.

(a)	Principal amount of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

CUSIP No(s). of such Registrable Securities:

Number of shares of Common Stock (if any) issued upon conversion, repurchase or redemption of Registrable Securities:

(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

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CUSIP No(s). of such other Securities:

Number of shares of Common Stock (if any) issued upon conversion of such other Securities:

(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

Number of shares of Common Stock (if any) issued upon conversion of Registrable Securities which are to be included in the Shelf Registration Statement:

(4)	Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of Common Stock or any other securities of the Company, other than the Securities and shares of Common Stock listed above in Item (3).

State any exceptions here:

(5)	Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the

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positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

     Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.
     By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.
     In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.
     By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.
     In accordance with the Selling Securityholder’s obligation under Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the Company as follows:
NetApp, Inc.
495 East Java Drive
Sunnyvale, California 94089
Attention: General Counsel
     Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York

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     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:

Name:

Title:

     PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT TO THE COMPANY AT:
NetApp, Inc.
495 East Java Drive
Sunnyvale, California 94089
Attention: General Counsel

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